Exhibit 99.1

Genesee & Wyoming Reports Results for the Fourth Quarter of 2018

DARIEN, Conn.--(BUSINESS WIRE)--February 6, 2019--Genesee & Wyoming Inc. (G&W) (NYSE:GWR)

Fourth Quarter 2018 Consolidated Highlights Compared with Fourth Quarter 2017

  Operating revenues increased 0.7% to $575.6 million from $571.6 million.
  Reported operating income decreased 0.8% to $105.7 million; Adjusted operating income increased 5.6% to $109.9 million.(1)
  Reported diluted earnings per share (EPS) were $0.94 with 58.9 million weighted average shares outstanding, compared with reported diluted EPS in the fourth quarter of 2017 of $6.81 with 62.7 million weighted average shares outstanding; Adjusted diluted EPS increased 29.9% to $1.00.(1)
  G&W repurchased approximately 2.4 million shares of its Class A Common Stock for $189.6 million during the fourth quarter of 2018.
  Net cash provided by operating activities for the year ended December 31, 2018 increased 15.4% to $553.1 million; adjusted free cash flow attributable to G&W before new business investments and grant funded projects increased 20.8% to $326.0 million; adjusted free cash flow attributable to G&W increased 12.1% to $280.6 million.(1)
  A number of items affect comparability between the fourth quarter of 2018 and 2017, the most significant of which was the impact of the U.S. Tax Cuts and Jobs Act (TCJA) enacted in December 2017.

Fourth Quarter 2018 Segment Highlights Compared with Fourth Quarter of 2017

  North America: Operating revenues from G&W's North American Operations increased 5.5% to $338.0 million from $320.2 million. Reported operating income from G&W's North American Operations increased 16.7% to $87.2 million; Adjusted operating income from G&W's North American Operations increased 18.1% to $89.3 million.(1)
  Australia: Operating revenues from G&W's Australian Operations decreased 5.8% to $71.1 million from $75.5 million. Reported operating income from G&W's Australian Operations remained relatively flat at $17.7 million. Adjusted operating income from G&W's Australian Operations decreased 21.2% to $17.7 million.(1)
  U.K./Europe: Operating revenues from G&W's U.K./European Operations decreased 5.3% to $166.5 million from $175.8 million. Revenues in the fourth quarter of 2017 included $12.2 million of revenues from G&W's Continental Europe intermodal business, ERS Railways B.V. (ERS), which was sold in June 2018. Reported operating income from G&W's U.K./European Operations, which included $0.8 million in 2017 from ERS, decreased to $0.8 million, compared with $14.2 million in 2017; Adjusted operating income from G&W's U.K./European Operations decreased 51.8% to $2.8 million.(1)

Jack Hellmann, Chairman and CEO of G&W, commented, “In the fourth quarter of 2018, our reported diluted EPS were $0.94 compared with $6.81 in the fourth quarter of 2017. Our adjusted diluted EPS increased 30% to $1.00 in the fourth quarter of 2018, led by a 17% increase in our North American operating income due to 5.8% growth in carloads and a 250 basis point improvement in our operating ratio. The strong results in North America more than offset weaker performance in our Australian and U.K./European operations.”(1)

“For the full year, our reported diluted EPS were $4.03 in 2018 compared with $8.79 in 2017. Our adjusted diluted EPS increased 32.3% to $3.85 in 2018 and we expect double digit adjusted diluted EPS growth in 2019.”(1)

“In addition to solid earnings growth, G&W generated record cash flow in 2018. With strong cash generation, which significantly exceeded our reported net income, and approximately $455 million of availability under our revolving credit facility, we continue to evaluate potential investments in multiple geographies as well as investments in our own shares. During the fourth quarter of 2018, we repurchased 2.4 million shares of our common stock for approximately $190 million.”

Financial Results

G&W's operating revenues increased $4.0 million, or 0.7%, to $575.6 million, in the fourth quarter of 2018, compared with $571.6 million in the fourth quarter of 2017. G&W's reported operating income in the fourth quarter of 2018 was $105.7 million, compared with $106.5 million in the fourth quarter of 2017. Excluding the net impact of certain items affecting comparability between periods as discussed below, G&W's adjusted operating income in the fourth quarter of 2018 was $109.9 million, compared with $104.0 million in the fourth quarter of 2017.(1)

Reported net income attributable to G&W in the fourth quarter of 2018 was $55.6 million, compared with $426.6 million in the fourth quarter of 2017. Excluding the net impact of certain items affecting comparability between periods as discussed below, adjusted net income attributable to G&W in the fourth quarter of 2018 was $59.1 million, compared with $48.6 million in the fourth quarter of 2017.(1)

G&W's reported diluted EPS in the fourth quarter of 2018 were $0.94 with 58.9 million weighted average shares outstanding, compared with reported diluted EPS in the fourth quarter of 2017 of $6.81 with 62.7 million weighted average shares outstanding. Excluding certain items affecting comparability listed below, G&W's adjusted diluted EPS in the fourth quarter of 2018 were $1.00 with 58.9 million weighted average shares outstanding, compared with adjusted diluted EPS in the fourth quarter of 2017 of $0.77 with 62.7 million weighted average shares outstanding.(1)

Items Affecting Comparability

In the fourth quarter of 2018 and 2017, G&W’s results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts).

	Income/(Loss) Before Income Taxes Impact	After-Tax Net Income/(Loss) Attributable to G&W Impact	Diluted EPS Impact
Three Months Ended December 31, 2018
Restructuring and related costs	$(2.2)	$(1.7)	$(0.03)
Canadian railroad lease return costs	$(2.1)	$(1.5)	$(0.02)
Gain on sale of investment	$1.4	$1.0	$0.02
Prior period tax adjustments	$—	$(1.4)	$(0.02)

Three Months Ended December 31, 2017
Buyout of Freightliner deferred consideration agreements	$8.9	$8.9	$0.14
Australia impairment and related costs	$(4.9)	$(1.8)	$(0.03)
Restructuring costs	$(1.4)	$(1.2)	$(0.02)
Corporate development and related costs	$(1.1)	$(0.7)	$(0.01)
U.K. coal restructuring and related charges	$1.1	$0.9	$0.01
Impact of U.S. Tax Cuts and Jobs Act (TCJA)	$—	$371.9	$5.94

In the fourth quarter of 2018, G&W’s results included $2.2 million of restructuring and related costs, primarily in the U.K., lease return costs of $2.1 million associated with two railroad leases in Canada that expired in the fourth quarter of 2018, a $1.4 million gain on sale of an investment and $1.4 million of tax adjustments associated with prior periods.

In the fourth quarter of 2017, G&W’s results included an $8.9 million reduction to other expenses as a result of the buyout of the Freightliner Group Limited (Freightliner) deferred consideration agreements with certain former Freightliner management holders, Australia impairment and related charges of $4.9 million, which included $5.9 million related to the write-down of track assets on idle branch lines in South Australia, partially offset by a $0.9 million recovery of prior year impairment and related costs associated with Arrium Limited's voluntary administration, $1.4 million of restructuring costs, $1.1 million of corporate development and related costs and a $1.1 million reduction to expense associated with a prior year accrual established for the restructuring of our U.K. coal business. The fourth quarter of 2017 also included a $371.9 million estimated income tax benefit primarily as a result of reducing the value of our net deferred tax liabilities from a 35% U.S. federal income tax rate to the newly enacted rate of 21% associated with the TCJA signed into law in December 2017.

Fourth Quarter Results by Segment

Operating revenues from G&W's North American Operations increased $17.8 million, or 5.5%, to $338.0 million in the fourth quarter of 2018, compared with $320.2 million in the fourth quarter of 2017.

G&W's North American Operations had operating income in the fourth quarter of 2018 of $87.2 million, compared with $74.7 million in the fourth quarter of 2017. The operating ratio for North American Operations was 74.2% in the fourth quarter of 2018, compared with an operating ratio of 76.7% in the fourth quarter of 2017. Adjusted operating income from G&W's North American Operations in the fourth quarter of 2018 was $89.3 million, compared with $75.6 million in the fourth quarter of 2017. The adjusted operating ratio for North American Operations was 73.6% in the fourth quarter of 2018, compared with 76.4% in the fourth quarter of 2017.(1)

Operating revenues from G&W's Australian Operations decreased $4.4 million, or 5.8%, to $71.1 million in the fourth quarter of 2018, compared with $75.5 million in the fourth quarter of 2017. Excluding a $5.0 million decrease due to the impact of foreign currency depreciation, Australian Operations revenues increased by $0.6 million, or 0.8%.(2)

G&W's Australian Operations had operating income in the fourth quarter of 2018 of $17.7 million, compared with $17.6 million in the fourth quarter of 2017. The operating ratio for Australian Operations was 75.1% in the fourth quarter of 2018, compared with an operating ratio of 76.7% in the fourth quarter of 2017. Adjusted operating income from G&W's Australian Operations in the fourth quarter of 2018 was $17.7 million, compared with $22.5 million in the fourth quarter of 2017. The adjusted operating ratio for Australian Operations was 75.1% in the fourth quarter of 2018, compared with 70.2% in the fourth quarter of 2017.(1)

Operating revenues from G&W's U.K./European Operations decreased $9.3 million, or 5.3%, to $166.5 million in the fourth quarter of 2018, compared with $175.8 million in the fourth quarter of 2017. Excluding $12.2 million from G&W's divested ERS operations for the fourth quarter of 2017 and a $5.2 million decrease due to the impact of foreign currency depreciation, U.K./European Operations same railroad revenues increased $8.1 million, or 5.1%.(2)

G&W's U.K./European Operations had operating income in the fourth quarter of 2018 of $0.8 million, compared with $14.2 million in the fourth quarter of 2017, which included $0.8 million from ERS. The operating ratio for U.K./European Operations was 99.5% in the fourth quarter of 2018, compared with 91.9% in the fourth quarter of 2017. Adjusted operating income from G&W's U.K./European Operations in the fourth quarter of 2018 was $2.8 million, compared with $5.9 million in the fourth quarter of 2017, which included $1.3 million from ERS. The adjusted operating ratio for U.K./European Operations was 98.3% in the fourth quarter of 2018, compared with 96.7% in the fourth quarter of 2017.(1)

Consolidated Annual Results

2018 Annual Segment Highlights Compared with 2017

  North America: Operating revenues from G&W's North American Operations increased 6.6% to $1,358.9 million from $1,274.3 million. Reported operating income from G&W's North American Operations increased 12.8% to $343.1 million from $304.3 million; Adjusted operating income from G&W's North American Operations increased 10.7% to $346.3 million from $312.9 million.(1)
  Australia: Operating revenues from G&W's Australian Operations decreased 1.9% to $301.7 million from $307.5 million. Reported operating income from G&W's Australian Operations increased 3.9% to $80.3 million from $77.3 million; Adjusted operating income from G&W's Australian Operations decreased to $73.1 million from $82.2 million.(1)
  U.K./Europe: Operating revenues from G&W's U.K./European Operations increased 9.9% to $688.0 million from $626.2 million, primarily due to new operations from the Pentalver Transport Limited (Pentalver) acquisition, as well as a $19.3 million benefit from foreign currency appreciation. Reported operating income from G&W's U.K./European Operations decreased to $0.1 million from $10.5 million; Adjusted operating income from G&W's U.K./European Operations increased to $15.3 million from $13.8 million.(1)(2)

G&W's provision for income taxes for the year ended December 31, 2018 was $64.5 million compared with a benefit from income taxes of $261.3 million for the year ended December 31, 2017. The income tax provision for the year ended December 31, 2018 included an income tax benefit of $31.6 million associated with the retroactive extension of the United States Short Line Tax Credit for fiscal year 2017, which was enacted in February 2018, income tax expense adjustments of $5.1 million related primarily to deferred income taxes recorded in prior periods and a $1.6 million measurement period adjustment to the one-time transition (toll) tax on earnings of certain foreign subsidiaries. The benefit from income taxes for year ended December 31, 2017 included an income tax benefit of approximately $394 million resulting from reducing the value of our net deferred tax liabilities from a 35% United States federal income tax rate to the newly enacted rate of 21%, partially offset by an estimated transitional (toll) tax of approximately $22 million, both associated with the TCJA.

Reported net income attributable to G&W for the year ended December 31, 2018 was $244.4 million, compared with $549.1 million for the year ended December 31, 2017. Excluding the impact of certain items affecting comparability listed below, adjusted net income attributable to G&W for the year ended December 31, 2018 was $233.6 million, compared with $182.0 million for the year ended December 31, 2017.(1)

G&W’s diluted EPS for the year ended December 31, 2018 were $4.03 with 60.6 million weighted average shares outstanding, compared with diluted EPS of $8.79 with 62.5 million weighted average shares outstanding for the year ended December 31, 2017. Excluding certain items affecting comparability listed below, G&W’s adjusted diluted EPS for the year ended December 31, 2018 were $3.85 with 60.6 million weighted average shares outstanding, compared with adjusted diluted EPS of $2.91 with 62.5 million weighted average shares outstanding for the year ended December 31, 2017.(1)

G&W’s 2018 and 2017 annual results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts).

	Income/(Loss) Before Income Taxes Impact	After-Tax Net Income/(Loss) Attributable to G&W Impact	Diluted EPS Impact
Year Ended December 31, 2018
Corporate development and related costs	$(0.8)	$(0.6)	$(0.01)
Restructuring and related costs	$(15.1)	$(12.2)	$(0.20)
Credit facility refinancing-related costs	$(2.7)	$(2.0)	$(0.03)
Gain on settlement	$7.3	$2.6	$0.04
Loss on sale of business	$(1.4)	$(1.4)	$(0.02)
Canadian railroad lease return costs	$(2.1)	$(1.5)	$(0.02)
Gain on sale of investment	$1.4	$1.0	$0.02
2017 Short Line Tax Credit	$—	$31.6	$0.52
Prior period tax adjustment	$—	$(5.1)	$(0.08)
TCJA measurement period adjustment	$—	$(1.6)	$(0.03)

Year Ended December 31, 2017
Corporate development and related costs	$(11.9)	$(8.1)	$(0.13)
Restructuring costs	$(10.2)	$(9.0)	$(0.14)
Australia impairment and related costs	$(4.9)	$(1.8)	$(0.03)
Buyout of Freightliner deferred consideration agreements	$8.9	$8.9	$0.14
Gain on sale of investment	$1.6	$1.0	$0.02
U.K. coal restructuring and related charges	$1.1	$0.9	$0.01
Impact of TCJA	$—	$371.9	$5.96
Recognition of unrecognized tax benefits	$—	$3.3	$0.05

Adjusted Free Cash Flow Measures (1)

Adjusted free cash flow measures for the years ended December 31, 2018 and 2017 were as follows (in millions):

	Years Ended
	2018	2017
Net cash provided by operating activities	$553.1	$479.2
Allocation of adjusted cash flow to noncontrolling interest(a)	(21.4)	(27.6)
Adjusted net cash provided by operating activities attributable to G&W	531.7	451.6
Core capital expenditures(b)	(205.7)	(181.8)
Adjusted free cash flow attributable to G&W before new business investments and grant funded projects	326.0	269.8
New business investments	(44.0)	(8.6)
Grant funded projects, net of proceeds received from outside parties(c)	(1.4)	(11.0)
Adjusted free cash flow attributable to G&W	$280.6	$250.2

(a)

Allocation of adjusted cash flow to noncontrolling interest (Macquarie Infrastructure and Real Assets' (MIRA) 48.9% equity ownership of G&W Australia Holdings LP (GWA) since December 1, 2016) is calculated as 48.9% of the total of (i) cash flow provided by operating activities of G&W’s Australian Operations, less (ii) net purchases of property and equipment of G&W’s Australian Operations. The timing and amount of actual distributions, if any, from GWA to G&W and MIRA made in any given period will vary and could differ materially from the amounts presented. During the year ended December 31, 2018, GWA made A$65.0 million of such distributions of which A$33.2 million (or $24.6 million at the applicable exchange rates at the time the payments were made) and A$31.8 million (or $23.6 million at the applicable exchange rates at the time the payments were made) was distributed to G&W and MIRA, respectively, and no such distributions were made for the year ended December 31, 2017. G&W expressly disclaims any direct correlation between the allocation of adjusted cash flow to noncontrolling interest and actual distributions made in any given period.

(b)

Core capital expenditures represent purchases of property and equipment, as presented on the Consolidated Statement of Cash Flows, less grant proceeds from outside parties, insurance proceeds for the replacement of assets and proceeds from disposition of property and equipment, each of which as presented on the Consolidated Statement of Cash Flows, less new business investments and grant funded projects.

(c)

Grant funded projects represent purchases of property and equipment for projects partially or entirely funded by outside parties, net of grant proceeds from outside parties as presented on the Consolidated Statement of Cash Flows.

Share Repurchase Program

During the fourth quarter of 2018, G&W repurchased 2.4 million shares of Class A Common Stock for $189.6 million, which resulted in a reduction of 0.8 million shares in our weighted average diluted shares outstanding for the fourth quarter of 2018. During the year ended December 31, 2018, G&W repurchased 6.0 million shares of Class A Common Stock for $460.1 million, which resulted in a reduction of 2.4 million shares in our weighted average diluted shares outstanding for the year ended December 31, 2018.

Conference Call and Webcast Details

As previously announced, G&W’s conference call to discuss financial results for the fourth quarter of 2018 will be held on Wednesday, February 6, 2019, at 11 a.m. EST. The dial-in number for the teleconference in the U.S. is (800) 230-1085; outside the U.S. is (612) 288-0329, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors. Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors until the following quarter’s earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EST on February 6, 2019 by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 458664.

About G&W

G&W owns or leases 120 freight railroads organized in nine locally managed operating regions with 8,000 employees serving 3,000 customers.

  G&W's seven North American regions serve 41 U.S. states and four Canadian provinces and include 114 short line and regional freight railroads, with more than 13,000 track-miles.
  G&W's Australia Region serves New South Wales, the Northern Territory and South Australia and operates the 1,400-mile Tarcoola-to-Darwin rail line. The Australia Region is 51.1% owned by G&W and 48.9% owned by a consortium of funds and clients managed by Macquarie Infrastructure and Real Assets.
  G&W's U.K./Europe Region includes the U.K.'s largest rail maritime intermodal operator and second-largest freight rail provider, as well as regional services in Continental Europe.

G&W subsidiaries and joint ventures also provide rail service at more than 40 major ports, rail-ferry service between the U.S. Southeast and Mexico, transload services, contract coal loading, and industrial railcar switching and repair.

From time to time, we may use our website as a channel of distribution of material company information. Financial and other material information regarding G&W is routinely posted on and accessible at www.gwrr.com/investors. In addition, you may automatically receive email alerts and other information about us by enrolling your email address in the "Email Alerts" section of www.gwrr.com/investors. The information contained on or connected to our Internet website is not deemed to be incorporated by reference in this press release or filed with the United States Security and Exchange Commission.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management’s beliefs and assumptions made by management. Words such as “anticipates,” “intends,” “plans,” “believes,” “could,” “should,” “seeks,” “expects,” “will,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments, railroad network and port congestion or other substantial disruption of operations; customer demand and changes in our operations or loss of important customers; exposure to the credit risk of customers and counterparties; changes in commodity prices; consummation and integration of acquisitions; economic, political and industry conditions, including employee strikes or work stoppages; retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we or our customers are subject; increased competition in relevant markets; funding needs, funding costs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to and outcome of various legal claims, lawsuits and arbitrations; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts and insurance coverage limits; consummation of new business opportunities; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; uncertainties arising from a referendum in which voters in the United Kingdom (U.K.) approved an exit from the European Union (E.U.), commonly referred to as Brexit; our ability to integrate acquired businesses successfully or to realize the expected synergies associated with acquisitions; risks associated with substantial indebtedness; failure to maintain satisfactory working relationships with partners in Australia; failure to maintain an effective system of internal control over financial reporting as well as disclosure controls and procedures and other risks including, but not limited to, those noted in our 2017 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1.	Adjusted operating income, adjusted operating ratio, adjusted net income attributable to G&W, adjusted diluted earnings per common share (EPS) and the adjusted free cash flow measures of adjusted net cash provided by operating activities attributable to G&W, adjusted free cash flow attributable to G&W and adjusted free cash flow attributable to G&W before new business investments and grant funded projects are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables attached to this press release.

2.	Foreign exchange impact is calculated by comparing the prior year period results translated from local currency to U.S. dollars using current period exchange rates to the prior period results in U.S. dollars as reported.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(in thousands, except per share amounts)
(unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2018	2017	2018	2017
OPERATING REVENUES		$575,595	$571,576	$2,348,550	$2,208,044
OPERATING EXPENSES		469,941	465,070	1,925,038	1,816,063
OPERATING INCOME		105,654	106,506	423,512	391,981
INTEREST INCOME		1,757	811	3,256	2,082
INTEREST EXPENSE		(27,114)	(26,860)	(107,719)	(107,291)
OTHER INCOME/(LOSS), NET		49	4,228	(188)	8,747
INCOME BEFORE INCOME TAXES		80,346	84,685	318,861	295,519
(PROVISION FOR)/BENEFIT FROM INCOME TAXES		(22,966)	343,291	(64,535)	261,259
NET INCOME		57,380	427,976	254,326	556,778
LESS:	NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	1,818	1,410	9,908	7,727
NET INCOME ATTRIBUTABLE TO GENESEE & WYOMING INC.		$55,562	$426,566	$244,418	$549,051
BASIC EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS		$0.96	$6.90	$4.09	$8.92
WEIGHTED AVERAGE SHARES - BASIC		58,093	61,780	59,745	61,579
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS		$0.94	$6.81	$4.03	$8.79
WEIGHTED AVERAGE SHARES - DILUTED		58,892	62,676	60,628	62,464

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2018 AND 2017
(in thousands)
(unaudited)

	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$90,387	$80,472
Accounts receivable, net	426,305	416,705
Materials and supplies	56,716	57,750
Prepaid expenses and other	54,185	34,606
Total current assets	627,593	589,533
PROPERTY AND EQUIPMENT, net	4,613,014	4,656,921
GOODWILL	1,115,849	1,165,587
INTANGIBLE ASSETS, net	1,430,197	1,567,038
DEFERRED INCOME TAX ASSETS, net	4,616	3,343
OTHER ASSETS, net	77,192	52,475
Total assets	$7,868,461	$8,034,897
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$28,303	$27,853
Accounts payable	288,070	253,993
Accrued expenses	165,280	185,935
Total current liabilities	481,653	467,781
LONG-TERM DEBT, less current portion	2,425,235	2,303,442
DEFERRED INCOME TAX LIABILITIES, net	877,721	873,194
DEFERRED ITEMS - grants from outside parties	326,520	321,592
OTHER LONG-TERM LIABILITIES	127,280	172,796
TOTAL EQUITY	3,630,052	3,896,092
Total liabilities and equity	$7,868,461	$8,034,897

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(in thousands)
(unaudited)
	Twelve Months Ended
	December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$254,326	$556,778
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	263,216	250,457
Stock-based compensation	17,652	17,554
Deferred income taxes	23,373	(319,249)
Net (gain)/loss on sale and impairment of assets	(3,246)	4,254
Changes in assets and liabilities which (used) provided cash, net of effect of acquisitions:
Accounts receivable, net	(35,902)	(12,969)
Materials and supplies	(2,193)	2,474
Prepaid expenses and other	(10,113)	23,973
Accounts payable and accrued expenses	37,431	(35,341)
Other assets and liabilities, net	8,549	(8,725)
Net cash provided by operating activities	553,093	479,206
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(284,102)	(228,472)
Grant proceeds from outside parties	20,527	20,249
Cash paid for acquisitions, net of cash acquired	—	(107,586)
Contributions to joint venture	(13,671)	—
Proceeds from sale of business	7,927	—
Proceeds from sale of investments	1,386	2,100
Insurance proceeds for the replacement of assets	3,008	1,590
Proceeds from disposition of property and equipment	9,479	5,225
Net cash used in investing activities	(255,446)	(306,894)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on revolving line-of-credit, long-term debt and capital lease obligations	(849,827)	(661,561)
Proceeds from revolving line-of-credit and long-term borrowings	1,055,695	523,672
Debt amendment/issuance costs	(5,762)	—
Common share repurchases	(460,092)	—
Distributions to noncontrolling interest	(23,583)	—
Installment payments on Freightliner deferred consideration	(6,255)	—
Other financing-related activities, net	5,580	6,980
Net cash used in financing activities	(284,244)	(130,909)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(3,488)	6,750
INCREASE IN CASH AND CASH EQUIVALENTS	9,915	48,153
CASH AND CASH EQUIVALENTS, beginning of period	80,472	32,319
CASH AND CASH EQUIVALENTS, end of period	$90,387	$80,472

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2018		2017		2018		2017
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$401,220	69.7%	$392,240	68.6%	$1,642,465	70.0%	$1,553,875	70.4%
Freight-related revenues	142,546	24.8%	145,770	25.5%	571,595	24.3%	533,651	24.2%
All other revenues	31,829	5.5%	33,566	5.9%	134,490	5.7%	120,518	5.4%
Total operating revenues	$575,595	100.0%	$571,576	100.0%	$2,348,550	100.0%	$2,208,044	100.0%

Operating expenses:
Labor and benefits(a)	$170,328	29.6%	$165,829	29.0%	$709,735	30.2%	$666,765	30.2%
Equipment rents(b)	33,993	5.9%	32,504	5.7%	138,207	5.9%	132,903	6.0%
Purchased services(c)	56,039	9.7%	67,761	11.9%	234,903	10.0%	244,119	11.0%
Depreciation and amortization(d)	66,089	11.5%	63,948	11.2%	263,216	11.2%	250,457	11.3%
Diesel fuel used in train operations	46,950	8.1%	41,709	7.3%	184,437	7.9%	147,427	6.7%
Electricity used in train operations	2,583	0.4%	1,449	0.3%	9,603	0.4%	7,521	0.3%
Casualties and insurance	12,672	2.2%	13,647	2.4%	45,534	2.0%	46,993	2.1%
Materials	31,492	5.5%	29,658	5.2%	129,081	5.5%	107,519	4.9%
Trackage rights	20,624	3.6%	20,838	3.6%	87,743	3.7%	87,490	4.0%
Net (gain)/loss on sale and impairment of assets(d)	(745)	(0.1)%	5,350	0.9%	(3,246)	(0.1)%	4,254	0.2%
Restructuring and related costs	2,157	0.4%	1,416	0.2%	15,088	0.6%	10,160	0.5%
Other expenses(e)	27,759	4.8%	20,961	3.7%	110,737	4.7%	110,455	5.0%
Total operating expenses	$469,941	81.6%	$465,070	81.4%	$1,925,038	82.0%	$1,816,063	82.2%
Operating income	$105,654		$106,506		$423,512		$391,981
Expenditures for additions to property & equipment, net of grants from outside parties	$86,139		$75,116		$263,575		$208,223

(a)	Includes $0.5 million of corporate development and related costs for the twelve months ended December 31, 2018. Includes $3.2 million of corporate development and related costs for the twelve months ended December 31, 2017.
(b)	Includes $1.1 million reduction to expense related to U.K coal restructuring and related charges for both the three and twelve months ended December 31, 2017.
(c)	Includes $0.2 million and $0.5 million of corporate development and related costs for the three and twelve months ended December 31, 2018, respectively. Includes $0.1 million and $0.5 million of corporate development and related costs for the three and twelve months ended December 31, 2017, respectively.
(d)	Includes an impairment charge of $5.8 million associated with our Australia business for both the three and twelve months ended December 31, 2017.
(e)	Includes a $7.3 million gain on settlement related to Arrium Limited's voluntary administration for the twelve months ended December 31, 2018. Includes a $0.3 million and $0.1 million reduction of corporate development and related costs for the three and twelve months ended December 31, 2018, respectively. Includes $0.9 million and $8.2 million of corporate development and related costs for the three and twelve months ended December 31, 2017, respectively. Includes $0.9 million recovery of prior year impairment and related costs associated with Arrium's voluntary administration for both the three and twelve months ended December 31, 2017. Includes an $8.9 million reduction to expense as a result of a buyout of the Freightliner deferred consideration agreements for both the three and twelve months ended December 31, 2017.

GENESEE & WYOMING INC. AND SUBSIDIARIES
NORTH AMERICAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2018		2017		2018		2017
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$258,832	76.6%	$241,734	75.5%	$1,037,549	76.4%	$961,356	75.4%
Freight-related revenues	63,818	18.9%	62,809	19.6%	257,162	18.9%	249,623	19.6%
All other revenues	15,324	4.5%	15,665	4.9%	64,159	4.7%	63,306	5.0%
Total operating revenues	$337,974	100.0%	$320,208	100.0%	$1,358,870	100.0%	$1,274,285	100.0%

Operating expenses:
Labor and benefits(a)	$103,631	30.7%	$101,166	31.6%	$432,777	31.9%	$416,098	32.7%
Equipment rents	12,999	3.8%	13,146	4.1%	54,573	4.0%	53,139	4.2%
Purchased services(b)	16,576	4.9%	14,465	4.5%	60,126	4.4%	59,815	4.7%
Depreciation and amortization	42,359	12.5%	40,184	12.6%	165,625	12.2%	158,006	12.4%
Diesel fuel used in train operations	25,015	7.4%	22,814	7.1%	96,978	7.1%	76,852	6.0%
Casualties and insurance	9,829	2.9%	10,730	3.4%	33,078	2.4%	37,262	2.9%
Materials	13,509	4.0%	11,344	3.6%	52,698	3.9%	49,757	3.9%
Trackage rights	10,373	3.1%	9,905	3.1%	40,598	3.0%	38,637	3.0%
Net (gain)/loss on sale and impairment of assets	(648)	(0.2)%	(586)	(0.2)%	(2,772)	(0.2)%	(1,456)	(0.1)%
Restructuring and related costs	11	—%	83	—%	53	—%	467	—%
Other expenses(c)	17,126	5.1%	22,250	6.9%	82,024	6.1%	81,456	6.4%
Total operating expenses	$250,780	74.2%	$245,501	76.7%	$1,015,758	74.8%	$970,033	76.1%
Operating income	$87,194		$74,707		$343,112		$304,252
Expenditures for additions to property & equipment, net of grants from outside parties	$53,038		$60,745		$182,645		$166,685

(a)

Includes $0.5 million of corporate development and related costs for the twelve months ended December 31, 2018. Includes $3.1 million of corporate development and related costs for the twelve months ended December 31, 2017, primarily associated with severance costs related to the integration of the Providence and Worcester Railroad Company.

(b)	Includes $0.1 million of corporate development and related costs for the twelve months ended December 31, 2017.
(c)

Includes $0.2 million of corporate development and related costs for the twelve months ended December 31, 2018. Includes $0.8 million and $5.0 million of corporate development and related costs for the three and twelve months ended December 31, 2017, respectively.

GENESEE & WYOMING INC. AND SUBSIDIARIES
AUSTRALIAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION*
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2018		2017		2018		2017
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$60,687	85.3%	$63,622	84.3%	$255,022	84.5%	$254,653	82.8%
Freight-related revenues	9,038	12.7%	10,607	14.0%	41,252	13.7%	46,696	15.2%
All other revenues	1,387	2.0%	1,295	1.7%	5,404	1.8%	6,161	2.0%
Total operating revenues	$71,112	100.0%	$75,524	100.0%	$301,678	100.0%	$307,510	100.0%

Operating expenses:
Labor and benefits	$16,714	23.5%	$16,488	21.8%	$72,032	23.9%	$68,935	22.4%
Equipment rents	1,255	1.7%	1,362	1.8%	5,205	1.7%	5,577	1.8%
Purchased services	5,019	7.1%	6,448	8.5%	24,622	8.2%	26,269	8.6%
Depreciation and amortization	14,534	20.4%	15,227	20.2%	60,766	20.1%	61,142	19.9%
Diesel fuel used in train operations	7,948	11.2%	6,323	8.4%	31,505	10.5%	25,236	8.2%
Casualties and insurance	1,359	1.9%	1,283	1.7%	6,557	2.2%	5,502	1.8%
Materials	2,549	3.6%	2,077	2.7%	11,274	3.7%	10,706	3.5%
Trackage rights	1,621	2.3%	2,241	3.0%	8,131	2.7%	12,633	4.1%
Net (gain)/loss on sale and impairment of assets(a)	(136)	(0.2)%	5,856	7.7%	(269)	(0.1)%	5,797	1.9%
Restructuring and related costs	—	—%	—	—%	—	—%	338	0.1%
Other expenses(b)	2,557	3.6%	653	0.9%	1,578	0.5%	8,124	2.6%
Total operating expenses	$53,420	75.1%	$57,958	76.7%	$221,401	73.4%	$230,259	74.9%
Operating income	$17,692		$17,566		$80,277		$77,251
Expenditures for additions to property & equipment, net of grants from outside parties	$14,786		$6,355		$42,722		$16,076

*	Amounts shown represent 100% of our Australian Operations, which is 51.1% owned by G&W.
(a)	Includes the write down of track assets on idle branch lines in South Australia of $5.8 million for both the three and twelve months ended December 31, 2017.
(b)	Includes $7.3 million gain on settlement related to Arrium Limited's voluntary administration for the twelve months ended December 31, 2018. Includes $0.1 million of corporate development and related costs for the twelve months ended December 31, 2018. Includes a $0.3 million reduction of corporate development and related costs for the twelve months ended December 31, 2017 associated with a refund. Includes a $0.9 million recovery of prior year impairment and related costs associated with Arrium's voluntary administration for both the three and twelve months ended December 31, 2017.

GENESEE & WYOMING INC. AND SUBSIDIARIES
U.K./EUROPEAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2018		2017		2018		2017
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$81,701	49.1%	$86,884	49.4%	$349,894	50.9%	$337,866	53.9%
Freight-related revenues	69,690	41.8%	72,354	41.1%	273,181	39.7%	237,332	37.9%
All other revenues	15,118	9.1%	16,606	9.5%	64,927	9.4%	51,051	8.2%
Total operating revenues	$166,509	100.0%	$175,844	100.0%	$688,002	100.0%	$626,249	100.0%

Operating expenses:
Labor and benefits(a)	$49,983	30.0%	$48,175	27.4%	$204,926	29.8%	$181,732	29.0%
Equipment rents (b)	19,739	11.8%	17,996	10.2%	78,429	11.4%	74,187	11.8%
Purchased services(c)	34,444	20.7%	46,848	26.7%	150,155	21.8%	158,035	25.3%
Depreciation and amortization	9,196	5.5%	8,537	4.9%	36,825	5.3%	31,309	5.0%
Diesel fuel used in train operations	13,987	8.4%	12,572	7.1%	55,954	8.1%	45,339	7.2%
Electricity used in train operations	2,583	1.5%	1,449	0.8%	9,603	1.4%	7,521	1.2%
Casualties and insurance	1,484	0.9%	1,634	0.9%	5,899	0.9%	4,229	0.7%
Materials	15,434	9.3%	16,237	9.2%	65,109	9.5%	47,056	7.5%
Trackage rights	8,630	5.2%	8,692	5.0%	39,014	5.7%	36,220	5.8%
Net loss/(gain) on sale and impairment of assets	39	—%	80	—%	(205)	—%	(87)	—%
Restructuring and related costs	2,146	1.3%	1,333	0.8%	15,035	2.2%	9,355	1.5%
Other expenses (d)	8,076	4.9%	(1,942)	(1.1)%	27,135	3.9%	20,875	3.3%
Total operating expenses	$165,741	99.5%	$161,611	91.9%	$687,879	100.0%	$615,771	98.3%
Operating income	$768		$14,233		$123		$10,478
Expenditures for additions to property & equipment, net of grants from outside parties	$18,315		$8,016		$38,208		$25,462

(a)	Includes $0.1 million of corporate development and related costs for the twelve months ended December 31, 2017.
(b)	Includes a $1.1 million reduction to expense related to U.K coal restructuring and related charges for both the three and twelve months ended December 31, 2017.
(c)	Includes $0.2 million and $0.5 million of corporate development and related costs for the three and twelve months ended December 31, 2018, respectively. Includes $0.1 million and 0.4 million of corporate development and related costs for the three and twelve months ended December 31, 2017, respectively, associated with the acquisition and integration of Pentalver.
(d)

Includes a $0.3 million and $0.4 million reduction of corporate development and related costs for the three and twelve months ended December 31, 2018, respectively. Includes $0.1 million and $3.4 million of corporate development and related costs for the three and twelve months ended December 31, 2017, respectively, associated with the acquisition and integration of Pentalver. Includes an $8.9 million reduction to expense as a result of a buyout of the Freightliner deferred consideration agreements for both the three and twelve months ended December 31, 2017.

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended December 31, 2018	North American Operations			Australian Operations*			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload
Agricultural Products	$31,202	51,768	$603	$2,996	3,532	$848	$1,494	1,105	$1,352	$35,692	56,405	$633
Autos & Auto Parts	4,882	7,604	642	—	—	—	—	—	—	4,882	7,604	642
Chemicals & Plastics	38,134	43,381	879	—	—	—	—	—	—	38,134	43,381	879
Coal & Coke	21,124	63,725	331	29,093	92,717	314	2,955	5,319	556	53,172	161,761	329
Food & Kindred Products	8,774	15,129	580	—	—	—	—	—	—	8,774	15,129	580
Intermodal	462	4,318	107	17,397	14,395	1,209	56,904	181,466	314	74,763	200,179	373
Lumber & Forest Products	21,566	34,043	633	—	—	—	—	—	—	21,566	34,043	633
Metallic Ores	3,124	3,991	783	9,038	6,816	1,326	—	—	—	12,162	10,807	1,125
Metals	30,788	38,321	803	—	—	—	—	—	—	30,788	38,321	803
Minerals & Stone	33,188	51,179	648	2,026	16,609	122	19,733	46,233	427	54,947	114,021	482
Petroleum Products	21,307	29,709	717	137	58	2,362	615	2,288	269	22,059	32,055	688
Pulp & Paper	31,254	42,886	729	—	—	—	—	—	—	31,254	42,886	729
Waste	7,733	14,946	517	—	—	—	—	—	—	7,733	14,946	517
Other	5,294	17,388	304	—	—	—	—	—	—	5,294	17,388	304
Totals	$258,832	418,388	$619	$60,687	134,127	$452	$81,701	236,411	$346	$401,220	788,926	$509

Three Months Ended December 31, 2017	North American Operations			Australian Operations*			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload
Agricultural Products	$31,329	51,679	$606	$4,825	8,105	$595	$1,748	1,323	$1,321	$37,902	61,107	$620
Autos & Auto Parts	5,882	9,541	616	—	—	—	—	—	—	5,882	9,541	616
Chemicals & Plastics	36,592	43,041	850	—	—	—	—	—	—	36,592	43,041	850
Coal & Coke	18,812	53,614	351	31,386	88,306	355	2,508	4,070	616	52,706	145,990	361
Food & Kindred Products	8,568	15,216	563	—	—	—	—	—	—	8,568	15,216	563
Intermodal	254	2,525	101	17,320	14,695	1,179	63,691	220,881	288	81,265	238,101	341
Lumber & Forest Products	22,297	35,836	622	—	—	—	—	—	—	22,297	35,836	622
Metallic Ores	2,872	4,085	703	7,820	5,344	1,463	—	—	—	10,692	9,429	1,134
Metals	25,182	32,392	777	—	—	—	—	—	—	25,182	32,392	777
Minerals & Stone	33,065	53,552	617	2,091	16,478	127	18,937	47,733	397	54,093	117,763	459
Petroleum Products	17,692	24,593	719	180	71	2,535	—	—	—	17,872	24,664	725
Pulp & Paper	27,763	41,041	676	—	—	—	—	—	—	27,763	41,041	676
Waste	6,063	12,620	480	—	—	—	—	—	—	6,063	12,620	480
Other	5,363	15,687	342	—	—	—	—	—	—	5,363	15,687	342
Totals	$241,734	395,422	$611	$63,622	132,999	$478	$86,884	274,007	$317	$392,240	802,428	$489

* Australian Operations is 51.1% owned by G&W as of December 1, 2016.
** Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Twelve Months Ended December 31, 2018	North American Operations			Australian Operations*			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload
Agricultural Products	$122,832	208,283	$590	$18,635	37,348	$499	$4,567	3,454	$1,322	$146,034	249,085	$586
Autos & Auto Parts	21,568	34,150	632	—	—	—	—	—	—	21,568	34,150	632
Chemicals & Plastics	151,759	175,911	863	—	—	—	—	—	—	151,759	175,911	863
Coal & Coke	83,162	255,351	326	125,599	393,664	319	11,706	19,523	600	220,467	668,538	330
Food & Kindred Products	34,361	60,531	568	—	—	—	—	—	—	34,361	60,531	568
Intermodal	1,665	16,140	103	68,010	55,716	1,221	249,317	781,306	319	318,992	853,162	374
Lumber & Forest Products	91,928	145,354	632	—	—	—	—	—	—	91,928	145,354	632
Metallic Ores	13,940	17,490	797	33,808	23,737	1,424	—	—	—	47,748	41,227	1,158
Metals	126,579	158,117	801	—	—	—	—	—	—	126,579	158,117	801
Minerals & Stone	140,310	221,527	633	8,273	66,176	125	83,582	188,810	443	232,165	476,513	487
Petroleum Products	74,177	105,940	700	697	284	2,454	722	2,530	285	75,596	108,754	695
Pulp & Paper	121,600	170,408	714	—	—	—	—	—	—	121,600	170,408	714
Waste	29,049	57,623	504	—	—	—	—	—	—	29,049	57,623	504
Other	24,619	74,148	332	—	—	—	—	—	—	24,619	74,148	332
Totals	$1,037,549	1,700,973	$610	$255,022	576,925	$442	$349,894	995,623	$351	$1,642,465	3,273,521	$502

Twelve Months Ended December 31, 2017	North American Operations			Australian Operations*			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload
Agricultural Products	$124,285	209,471	$593	$22,562	51,909	$435	$5,280	4,359	$1,211	$152,127	265,739	$572
Autos & Auto Parts	22,901	37,246	615	—	—	—	—	—	—	22,901	37,246	615
Chemicals & Plastics	148,252	177,602	835	—	—	—	—	—	—	148,252	177,602	835
Coal & Coke	75,935	224,278	339	117,678	359,791	327	9,972	22,403	445	203,585	606,472	336
Food & Kindred Products	33,424	59,307	564	—	—	—	—	—	—	33,424	59,307	564
Intermodal	980	9,838	100	69,433	58,848	1,180	253,854	890,844	285	324,267	959,530	338
Lumber & Forest Products	87,200	140,856	619	—	—	—	—	—	—	87,200	140,856	619
Metallic Ores	13,391	17,925	747	37,415	29,458	1,270	—	—	—	50,806	47,383	1,072
Metals	103,863	136,888	759	—	—	—	—	—	—	103,863	136,888	759
Minerals & Stone	130,511	214,469	609	6,878	51,872	133	68,760	174,943	393	206,149	441,284	467
Petroleum Products	68,388	98,414	695	687	277	2,480	—	—	—	69,075	98,691	700
Pulp & Paper	107,453	161,872	664	—	—	—	—	—	—	107,453	161,872	664
Waste	25,063	52,081	481	—	—	—	—	—	—	25,063	52,081	481
Other	19,710	62,935	313	—	—	—	—	—	—	19,710	62,935	313
Totals	$961,356	1,603,182	$600	$254,653	552,155	$461	$337,866	1,092,549	$309	$1,553,875	3,247,886	$478

* Australian Operations is 51.1% owned by G&W as of December 1, 2016.
** Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

Non-GAAP Financial Measures

This earnings release contains references to adjusted operating income, adjusted operating ratio, adjusted net income attributable to G&W, adjusted diluted earnings per common share (EPS) and the adjusted free cash flow measures of adjusted net cash provided by operating activities attributable to G&W, adjusted free cash flow attributable to G&W and adjusted free cash flow attributable to G&W before new business investments and grant funded projects, which are “non-GAAP financial measures” as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Management views these non-GAAP financial measures as important measures of G&W’s operating performance or, in the case of the adjusted free cash flow measures, a useful indicator of cash flow that may be available for discretionary use by G&W. Management also views these non-GAAP financial measures as a way to assess comparability between periods. Key limitations of the adjusted free cash flow measures include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.

These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measure (in millions, except percentages and per share amounts).

Reconciliations of Non-GAAP Financial Measures

Adjusted Operating Income

	Three Months Ended
	December 31, 2018
	North American Operations	Australian Operations	U.K./European Operations	Total Operations
Operating revenues	$338.0	$71.1	$166.5	$575.6
Operating expenses	250.8	53.4	165.7	469.9
Operating income(a)	$87.2	$17.7	$0.8	$105.7
Operating ratio(b)	74.2%	75.1%	99.5%	81.6%

Operating expenses	$250.8	$53.4	$165.7	$469.9
Restructuring and related costs	—	—	(2.1)	(2.2)
Canadian railroad lease return costs	(2.1)	—	—	(2.1)
Adjusted operating expenses	$248.7	$53.4	$163.7	$465.7
Adjusted operating income	$89.3	$17.7	$2.8	$109.9
Adjusted operating ratio	73.6%	75.1%	98.3%	80.9%

	Three Months Ended
	December 31, 2017
	North American Operations	Australian Operations	U.K./European Operations	Total Operations
Operating revenues	$320.2	$75.5	$175.8	$571.6
Operating expenses	245.5	58.0	161.6	465.1
Operating income(a)	$74.7	$17.6	$14.2	$106.5
Operating ratio(b)	76.7%	76.7%	91.9%	81.4%

Operating expenses	$245.5	$58.0	$161.6	$465.1
Australia impairment and related costs	—	(4.9)	—	(4.9)
Restructuring costs	(0.1)	—	(1.3)	(1.4)
Corporate development and related costs	(0.9)	—	(0.3)	(1.1)
Buyout of Freightliner deferred consideration agreements	—	—	8.9	8.9
U.K. coal restructuring and related charges	—	—	1.1	1.1
Adjusted operating expenses	$244.6	$53.0	$170.0	$467.6
Adjusted operating income	$75.6	$22.5	$5.9	$104.0
Adjusted operating ratio	76.4%	70.2%	96.7%	81.8%

	Twelve Months Ended
	December 31, 2018
	North American Operations	Australian Operations	U.K./European Operations	Total Operations
Operating revenues	$1,358.9	$301.7	$688.0	$2,348.6
Operating expenses	1,015.8	221.4	687.9	1,925.0
Operating income(a)	$343.1	$80.3	$0.1	$423.5
Operating ratio(b)	74.8%	73.4%	100.0%	82.0%

Operating expenses	$1,015.8	$221.4	$687.9	$1,925.0
Restructuring and related costs	(0.1)	—	(15.0)	(15.1)
Canadian railroad lease return costs	(2.1)	—	—	(2.1)
Corporate development and related costs	(0.7)	(0.1)	(0.1)	(0.8)
Credit facility refinancing-related costs	(0.4)	—	—	(0.4)
Gain on settlement	—	7.3	—	7.3
Adjusted operating expenses	$1,012.5	$228.6	$672.7	$1,913.9
Adjusted operating income	$346.3	$73.1	$15.3	$434.7
Adjusted operating ratio	74.5%	75.8%	97.8%	81.5%

	Twelve Months Ended
	December 31, 2017
	North American Operations	Australian Operations	U.K./European Operations	Total Operations
Operating revenues	$1,274.3	$307.5	$626.2	$2,208.0
Operating expenses	970.0	230.3	615.8	1,816.1
Operating income(a)	$304.3	$77.3	$10.5	$392.0
Operating ratio(b)	76.1%	74.9%	98.3%	82.2%

Operating expenses	$970.0	$230.3	$615.8	$1,816.1
Corporate development and related costs	(8.2)	0.3	(4.0)	(11.9)
Restructuring costs	(0.5)	(0.3)	(9.4)	(10.2)
Australia impairment and related costs	—	(4.9)	—	(4.9)
Buyout of Freightliner deferred consideration agreements	—	—	8.9	8.9
U.K. coal restructuring and related charges	—	—	1.1	1.1
Adjusted operating expenses	$961.3	$225.3	$612.4	$1,799.0
Adjusted operating income	$312.9	$82.2	$13.8	$409.0
Adjusted operating ratio	75.4%	73.3%	97.8%	81.5%

(a)	Operating income is calculated as operating revenues less operating expenses.
(b)	Operating ratio is calculated as operating expenses divided by operating revenues.

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

Three Months Ended December 31, 2018	Income Before Income Taxes	Benefit from/ (Provision for) Income Taxes	Net Income Attributable to G&W	Diluted EPS
As reported	$80.3	$(23.0)	$55.6	$0.94
Adjusted for:
Restructuring and related costs	2.2	(0.4)	1.7	0.03
Canadian railroad lease return costs	2.1	(0.6)	1.5	0.02
Gain on sale of investment	(1.4)	0.4	(1.0)	(0.02)
Prior period tax adjustments	—	1.4	1.4	0.02
As adjusted	$83.2	$(22.2)	$59.1	$1.00

Three Months Ended December 31, 2017	Income Before Income Taxes	Benefit from/ (Provision for) Income Taxes	Net Income Attributable to G&W	Diluted EPS
As reported	$84.7	$343.3	$426.6	$6.81
Adjusted for:
Australia impairment and related costs	4.9	(1.5)	1.8	0.03
Restructuring costs	1.4	(0.2)	1.2	0.02
Corporate development and related costs	1.1	(0.4)	0.7	0.01
Buyout of Freightliner deferred consideration agreements	(8.9)	—	(8.9)	(0.14)
U.K. coal restructuring and related charges	(1.1)	0.2	(0.9)	(0.01)
Impact of U.S. Tax Cuts and Jobs Act (TCJA)	—	(371.9)	(371.9)	(5.94)
As adjusted	$82.2	$(30.5)	$48.6	$0.77

Twelve Months Ended December 31, 2018	Income Before Income Taxes	Benefit from/ (Provision for) Income Taxes	Net Income Attributable to G&W	Diluted EPS
As reported	$318.9	$(64.5)	$244.4	$4.03
Adjusted for:
Restructuring and related costs	15.1	(2.9)	12.2	0.20
Credit facility refinancing-related costs	2.7	(0.7)	2.0	0.03
Corporate development and related costs	0.8	(0.2)	0.6	0.01
Canadian railroad lease return costs	2.1	(0.6)	1.5	0.02
Loss on sale of business	1.4	—	1.4	0.02
Gain on settlement	(7.3)	2.2	(2.6)	(0.04)
Gain on sale of investment	(1.4)	0.4	(1.0)	(0.02)
2017 Short Line Tax Credit	—	(31.6)	(31.6)	(0.52)
Prior period tax adjustment	—	5.1	5.1	0.08
TCJA measurement period adjustment	—	1.6	1.6	0.03
As adjusted	$332.3	$(91.2)	$233.6	$3.85

Twelve Months Ended December 31, 2017	Income Before Income Taxes	Benefit from/ (Provision for) Income Taxes	Net Income Attributable to G&W	Diluted EPS
As reported	$295.5	$261.3	$549.1	$8.79
Adjusted for:
Corporate development and related costs	11.9	(4.3)	8.1	0.13
Restructuring costs	10.2	(1.0)	9.0	0.14
Australia impairment and related costs	4.9	(1.5)	1.8	0.03
Buyout of Freightliner deferred consideration agreements	(8.9)	—	(8.9)	(0.14)
Gain on sale of investment	(1.6)	0.7	(1.0)	(0.02)
U.K. coal restructuring and related charges	(1.1)	0.2	(0.9)	(0.01)
Impact of TCJA	—	(371.9)	(371.9)	(5.96)
Recognition of unrecognized tax benefits	—	(3.3)	(3.3)	(0.05)
As adjusted	$310.9	$(119.8)	$182.0	$2.91

Adjusted Free Cash Flow Measures

	Twelve Months Ended December 31,
	2018	2017
Net cash provided by operating activities	$553.1	$479.2
Allocation of adjusted cash flow to noncontrolling interest(a)	(21.4)	(27.6)
Adjusted net cash provided by operating activities attributable to G&W	531.7	451.6
Purchase of property and equipment, net(b)	(251.1)	(201.4)
Adjusted free cash flow attributable to G&W	$280.6	$250.2
Net cash paid for new business investments(b)	44.0	8.6
Net cash paid for grant funded projects(b)	1.4	11.0
Adjusted free cash flow attributable to G&W before new business investments and grant funded projects	$326.0	$269.8

(a)

Allocation of adjusted cash flow to noncontrolling interest (MIRA's 48.9% equity ownership of GWA since December 1, 2016) is calculated as 48.9% of the total of (i) cash flow provided by operating activities of G&W’s Australian Operations, less (ii) net purchases of property and equipment of G&W’s Australian Operations. The timing and amount of actual distributions, if any, from GWA to G&W and MIRA made in any given period will vary and could differ materially from the amounts presented. During the twelve months ended December 31, 2018, GWA made A$65.0 million of such distributions of which A$33.2 million (or $24.6 million at the applicable exchange rates at the time the payments were made) and A$31.8 million (or $23.6 million at the applicable exchange rates at the time the payments were made) was distributed to G&W and MIRA, respectively, and no such distributions were made for the twelve months ended December 31, 2017. G&W expressly disclaims any direct correlation between the allocation of adjusted cash flow to noncontrolling interest and actual distributions made in any given period.

(b)	See breakout below.

	Twelve Months Ended December 31, 2018
	Core Capital(1)	New Business Investments	Grant Funded Projects(2)	Total
Purchase of property and equipment	$(218.2)	$(44.0)	$(21.9)	$(284.1)
Grant proceeds from outside parties	—	—	20.5	20.5
Insurance proceeds for the replacement of assets	3.0	—	—	3.0
Proceeds from disposition of property and equipment	9.5	—	—	9.5
Purchase of property and equipment, net	$(205.7)	$(44.0)	$(1.4)	$(251.1)

	Twelve Months Ended December 31, 2017
	Core Capital(1)	New Business Investments	Grant Funded Projects(2)	Total
Purchase of property and equipment	$(188.6)	$(8.7)	$(31.2)	$(228.5)
Grant proceeds from outside parties	—	0.1	20.2	20.2
Insurance proceeds for the replacement of assets	1.6	—	—	1.6
Proceeds from disposition of property and equipment	5.2	—	—	5.2
Purchase of property and equipment, net	$(181.8)	$(8.6)	$(11.0)	$(201.4)

(1)

Core capital expenditures represent purchases of property and equipment, as presented on the Consolidated Statement of Cash Flows, less grant proceeds from outside parties, insurance proceeds for the replacement of assets and proceeds from disposition of property and equipment, each of which as presented on the Consolidated Statement of Cash Flows, less new business investments and grant funded projects.

(2)	Grant funded projects represents purchases of property and equipment for projects partially or entirely funded by outside parties, net of grant proceeds from outside parties as presented on the Consolidated Statement of Cash Flows.

CONTACT:
Michael Williams of G&W Corporate Communications
1-203-202-8900
mwilliams@gwrr.com